     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 1996

                                                     REGISTRATION NO. 333-2474
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                       PRE-EFFECTIVE AMENDMENT NO. 2*
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                             EAGLE BANCGROUP, INC.
            (Exact name of registrant as specified in its charter)


    Delaware                        6035                        37-1353957
(State or other         (Primary Standard Industrial         (I.R.S. Employer
jurisdiction of         Classification Code Number)         Identification No.)
incorporation or
 organization)

                             Eagle BancGroup, Inc.
                               301 Fairway Drive
                          Bloomington, Illinois 61701
                                (309) 663-6345
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                        Donald L. Fernandes, President
                             Eagle BancGroup, Inc.
                               301 Fairway Drive
                          Bloomington, Illinois 61701
                                (309) 663-6345
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)


                Please address a copy of all communications to:

Christopher J. Zinski, Esq.                          Scott Fife, Esq.
   Schiff Hardin & Waite                    Housley Kantarian & Bronstein, P.C.
     7200 Sears Tower                        1220 19th Street, N.W., Suite 700
  Chicago, Illinois 60606                         Washington, D.C. 20036
      (312) 258-5548                                  (202) 822-9611


     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.    [_]

     If this form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [_]
                                                              ----------------


     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   [_]
                                                    ----------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.    [_]



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

* Pre-Effective Amendment No. 2 relates solely to revision of Exhibit No. 1.2 filed herewith.

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance of the shares:

          Counsel fees and expenses.........................................  $140,000
          Accounting fees and expenses......................................   130,000
          Appraisal and business plan preparation fees and expenses.........    32,500
          Conversion Agent fees and expenses................................     9,000
          Underwriting fees and expenses/(1)/...............................   266,500
          Underwriter's counsel fees and expenses...........................    32,500
          Printing, postage and mailing expenses............................    75,000
          OTS filing fee....................................................     8,400
          Securities and Exchange Commission registration fees/(2)/.........     7,300
          NASD registration fee/(2)/........................................     2,600
          NASDAQ registration fee/(2)/......................................    15,600
          Fees and expenses for qualifications under state securities laws..     5,000
          Transfer agent's fees and expenses................................     7,500
          Miscellaneous.....................................................    18,100
                                                                               -------

                 Total......................................................  $750,000
                                                                               =======

          -------------

          /(1)/  Based on maximum of Estimated Valuation Range.

          /(2)/  Based on "super-maximum" of the Estimated Valuation Range.


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant is empowered by Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the Registrant, or serving or having served at the request of the Registrant as a director, officer, employee or agent of another enterprise. The statute provides that this indemnification is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

          The Certificate of Incorporation and Bylaws of the Registrant provide, subject to certain procedures and limitations stated therein, that the Registrant shall indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director or officer of the Registrant, or being or having been a director or officer of the Registrant and serving or having served at the request of the Registrant as a director, officer, employee or agent of another enterprise. The indemnification is not exclusive of other rights of indemnification to which a person may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

          The Registrant maintains an insurance policy under which its officers and directors are insured, within the limits and subject to the limitations of the policy, against certain losses arising from any claim or claims made against them in their respective capacities of directors or officers. The policy also provides for reimbursement to the Registrant for any indemnification of officers and directors.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

          The Registrant is a newly formed corporation and, as such, will not previously have engaged in the issuance or sale of securities other than one share of common stock to the president of the Registrant as the nominee of First Federal Savings and Loan Association of Bloomington in connection with the organization of the Registrant, which share will be redeemed upon consummation of the conversion of First Federal Savings and Loan Association of Bloomington from mutual to stock form.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  The Exhibits filed herewith are set forth on the Exhibit Index.

     (b) The financial statement schedules have been omitted because they are inapplicable or because the information is provided elsewhere in the Consolidated Financial Statements and Notes thereto included in the Subscription and Community Offering Prospectus.

ITEM 17.  UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement,

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; provided, however, that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised the in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Illinois, on May 9, 1996.


                                         EAGLE BANCGROUP, INC.
                                              (Registrant)

                                         By:  Donald L. Fernandes
                                              --------------------
                                              Donald L. Fernandes
                                              President, Chief Executive
                                              Officer and Director



          Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities set forth opposite their names and on May 9, 1996:

     Donald L. Fernandes              President, Chief Executive Officer and Director
- ------------------------------------  (Principal Executive Officer, Principal Financial
     Donald L. Fernandes              Officer and Principal Accounting Officer)

     Gerald A. Bradley*               Chairman of the Board and Director
- ------------------------------------
     Gerald A. Bradley

     Robert P. Dole*                  Director
- ------------------------------------
     Robert P. Dole

     William J. Hanfland*             Director
- ------------------------------------
     William J. Hanfland

     Louis F. Ulbrich*                Director
- ------------------------------------
     Louis F. Ulbrich

     Steven J. Wannemacher*           Director
- ------------------------------------
     Steven J. Wannemacher

     *By:      Donald L. Fernandes
         ----------------------------
               Donald L. Fernandes
               Attorney-in-Fact

                                 EXHIBIT INDEX

             ITEM                                          EXHIBIT                        PAGE
             ----                                          -------                        ----
1.  Underwriting agreement             1.1  Engagement Letter with Trident Securities,
                                            Inc.*

                                       1.2  Form of Agency Agreement with Trident
                                            Securities, Inc.

2.  Plan of acquisition,               2.1  Amended Plan of Conversion of First
    reorganization, arrangement,            Federal Savings and Loan Association of
    liquidation, or succession              Bloomington*

3. Articles of Incorporation and       3.1  Certificate of Incorporation of Registrant
   Bylaws                                   as filed in Delaware on January 24, 1996*

                                       3.2  Bylaws of Registrant as adopted by the
                                            Board of Directors of Registrant on January
                                            25, 1996*

4.  Instruments defining the rights    4.1  Specimen Stock Certificate of Registrant*
    of holders, incl. indentures
                                       4.2  Articles IV, V, VI, VII, XI, XII, XIII, XIV,
                                            XVI and XVII of the Registrant's Certificate
                                            of Incorporation (see Exhibit 3.1)

                                       4.3  Articles II, III, IV, VIII and XI of the
                                            Registrant's Bylaws (see Exhibit 3.2).

5.  Opinion re: legality               5.1  Opinion of Schiff Hardin & Waite, counsel
                                            to the Registrant*

8.  Opinion re: tax matters            8.1  Opinion of Schiff Hardin & Waite regarding
                                            federal income tax consequences of the
                                            Conversion*

                                       8.2  Opinion of Schiff Hardin & Waite regarding
                                            Illinois income tax consequences of the
                                            Conversion*

10.  Material contracts                10.1 First Federal Savings and Loan Association
                                            of Bloomington Employee Stock Ownership
                                            Plan*

                                       10.2 Credit Agreement between Registrant and
                                            First Federal Savings and Loan Association
                                            of Bloomington Employee Stock Ownership
                                            Plan*

                                       10.3 Eagle BancGroup, Inc. 1996 Stock Option
                                            and Incentive Plan*

                                       10.4 Eagle BancGroup, Inc. Management
                                            Development and Recognition Plan and Trust
                                            Agreement*


                                       10.5 Deferred Compensation Agreement, dated
                                            as of September 22, 1992, between First
                                            Federal Savings and Loan Association of
                                            Bloomington and Donald L. Fernandes*

                                       10.6 Form of Employment Agreement to be
                                            entered into among Eagle BancGroup, Inc.,
                                            First Federal Savings and Loan Association
                                            of Bloomington and Donald L. Fernandes*

                                       10.7 Release and Settlement Agreement, dated as
                                            of July 18, 1995 between First Federal
                                            Savings and Loan Association of
                                            Bloomington and Jon C. Thetard*

                                       10.8 Form of Employment Security Agreement to
                                            be entered into between the Registrant and
                                            each of Gary L. Richardson, Laurel B.
                                            Donovan and Larry C. McClellan*

21. Subsidiaries of the registrant     21.1 List of subsidiaries of the Registrant*

23. Consent of experts and counsel     23.1 Consent of Ernst & Young LLP*

                                       23.2 Consents of Schiff Hardin & Waite
                                            (contained in the opinions filed as Exhibits
                                            5.1, 8.1 and 8.2)

                                       23.3 Consent of RP Financial, LC.*

24. Power of attorney                  24.1 Powers of attorney are included on the
                                            signature page to the Registration Statement

99. Additional exhibits                99.1 Engagement Letter with RP Financial, LC.
                                            as Appraiser*

                                       99.2 Engagement Letter with Crowe Chizek and
                                            Company LLP as Conversion Agent*

                                       99.3 Appraisal Report of RP Financial, LC.*

                                       99.4 Stock Order Form and Order Form
                                            Instructions for Subscription and Community
                                            Offerings*

                                       99.5 Proxy Statement for Special Meeting of
                                            Members of First Federal Savings and Loan
                                            Association of Bloomington*


                                       99.6 Form of Proxy for Special Meeting of
                                            Members of First Federal Savings and Loan
                                            Association of Bloomington*

                                       99.7 Update to Appraisal Report of RP Financial,
                                            LC.*

_______________
* Previously filed.